                                                                    Exhibit 4.10




                      FAIRCHILD SEMICONDUCTOR CORPORATION,
                                     Issuer


                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.,
                                    Guarantor


               FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA,
                                    Guarantor


                            QT OPTOELECTRONICS, INC.,
                                    Guarantor


                               QT OPTOELECTRONICS,
                                    Guarantor


                            KOTA MICROCIRCUITS, INC.,
                                    Guarantor


          5% Convertible Senior Subordinated Notes Due November 1, 2008


                            -------------------------


                                    INDENTURE


                          Dated as of October 31, 2001


                            -------------------------


                             THE BANK OF NEW YORK,
                                     Trustee

                              CROSS-REFERENCE TABLE

                                                           TIA       Indenture
                                                          Section     Section
                                                          -------     -------
310 (a) (1)...........................................                  8.10
    (a) (2)...........................................                  8.10
    (a) (3)...........................................                  N.A.
    (a) (4)...........................................                  N.A.
    (b)...............................................               8.08; 8.10
    (c)...............................................                  N.A.
311 (a)...............................................                  8.11
    (b)...............................................                  8.11
    (c)...............................................                  N.A.
312 (a)...............................................                  2.05
    (b)...............................................                  14.03
    (c)...............................................                  14.03
313 (a)...............................................                  8.06
    (b) (1)...........................................                  N.A.
    (b) (2)...........................................                  8.06
    (c)...............................................                  14.02
    (d)...............................................                  8.06
314 (a)...............................................                  4.02;
                                                                     4.03; 14.02
    (b)...............................................                  N.A.
    (c) (1)...........................................                  14.04
    (c) (2)...........................................                  14.04
    (c) (3)...........................................                  N.A.
    (d)...............................................                  N.A.
    (e)...............................................                  14.05
    (f)...............................................                  4.03
315 (a)...............................................                  8.01
    (b)...............................................               8.05; 14.02
    (c)...............................................                  8.01
    (d)...............................................                  8.01
    (e)...............................................                  7.11
316 (a) (last sentence)...............................                   14.06
    (a) (1) (A).......................................                  7.05
    (a) (1) (B).......................................                  7.04
    (a) (2)...........................................                  N.A.
    (b)...............................................                  7.07
317 (a) (1)...........................................                  7.08
    (a) (2)...........................................                  7.09
    (b)...............................................                  2.04
318 (a)...............................................                  14.01

                           N.A. means Not Applicable.

-------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1  Definitions and Incorporation by Reference....................     1

      SECTION 1.01.  Definitions.........................................     1
      SECTION 1.02.  Other Definitions...................................     9
      SECTION 1.03.  Incorporation by Reference of Trust
                       Indenture Act.....................................    10
      SECTION 1.04.  Rules of Construction...............................    11

ARTICLE 2  The Securities................................................    11

      SECTION 2.01.  (a)  Form and Dating................................    11
      SECTION 2.02.  Execution and Authentication........................    12
      SECTION 2.03.  Registrar, Paying Agent and Conversion Agent........    13
      SECTION 2.04.  Paying Agent to Hold Money in Trust.................    13
      SECTION 2.05.  Securityholder Lists................................    13
      SECTION 2.06.  Transfer and Exchange...............................    14
      SECTION 2.07.  Additional Transfer and Exchange Requirements.......    14
      SECTION 2.08.  CUSIP Numbers.......................................    20
      SECTION 2.09.  Replacement Securities..............................    20
      SECTION 2.10.  Outstanding Securities..............................    20
      SECTION 2.11.  Temporary Securities................................    21
      SECTION 2.12.  Cancellation........................................    21
      SECTION 2.13.  Defaulted Interest..................................    21

ARTICLE 3  Redemption....................................................    21

      SECTION 3.01.  Optional Redemption.................................    21
      SECTION 3.02.  Notices to Trustee..................................    22
      SECTION 3.03.  Selection of Securities To Be Redeemed..............    22
      SECTION 3.04.  Notice of Redemption................................    22
      SECTION 3.05.  Effect of Notice of Redemption......................    23
      SECTION 3.06.  Deposit of Redemption Price.........................    23
      SECTION 3.07.  Securities Redeemed in Part.........................    23

ARTICLE 4  Covenants.....................................................    24

      SECTION 4.01.  Payment of Securities...............................    24
      SECTION 4.02.  SEC Reports.........................................    24
      SECTION 4.03.  Compliance Certificates.............................    24
      SECTION 4.04.  Further Instruments and Acts........................    24
      SECTION 4.05.  Maintenance of Corporate Existence..................    25
      SECTION 4.06.  Payment of Additional Interest......................    25
      SECTION 4.07.  Future Guarantors...................................    25

                                                                            Page
                                                                            ----
      SECTION 4.08.  Purchase of Securities at Option of the
                       Holder upon Change in Control.....................    25
      SECTION 4.09.  Effect of Change in Control Purchase Notice.........    28
      SECTION 4.10.  Deposit of Change in Control Purchase Price.........    28
      SECTION 4.11.  Securities Purchased in Part........................    29
      SECTION 4.12.  Compliance with Securities Laws upon
                       Purchase of Securities............................    29
      SECTION 4.13.  Repayment to the Company............................    29

ARTICLE 5  Conversion....................................................    29

      SECTION 5.01.  Conversion Privilege................................    29
      SECTION 5.02.  Conversion Procedure................................    30
      SECTION 5.03.  Fractional Shares...................................    31
      SECTION 5.04.  Taxes on Conversion.................................    31
      SECTION 5.05.  Parent To Provide Stock.............................    32
      SECTION 5.06.  Adjustment of Conversion Price......................    32
      SECTION 5.07.  No Adjustment.......................................    36
      SECTION 5.08.  Adjustment for Tax Purposes.........................    36
      SECTION 5.09.  Notice of Adjustment................................    36
      SECTION 5.10.  Notice of Certain Transactions......................    37
      SECTION 5.11.  Effect of Reclassification, Consolidation,
                       Merger or Sale on Conversion Privilege............    37
      SECTION 5.12.  Trustee's Disclaimer................................    38
      SECTION 5.13.  Voluntary Reduction.................................    38

ARTICLE 6  Successor Companies...........................................    38

      SECTION 6.01.  When the Company, Parent or a Subsidiary
                       Guarantor May Merge or Transfer Assets............    38

ARTICLE 7  Defaults and Remedies.........................................    39

      SECTION 7.01.  Events of Default...................................    39
      SECTION 7.02.  Acceleration........................................    41
      SECTION 7.03.  Other Remedies......................................    41
      SECTION 7.04.  Waiver of Past Defaults.............................    41
      SECTION 7.05.  Control by Majority.................................    41
      SECTION 7.06.  Limitation on Suits.................................    42
      SECTION 7.07.  Rights of Holders to Receive Payment................    42
      SECTION 7.08.  Collection Suit by Trustee..........................    42
      SECTION 7.09.  Trustee May File Proofs of Claim....................    42
      SECTION 7.10.  Priorities..........................................    43
      SECTION 7.11.  Undertaking for Costs...............................    43
      SECTION 7.12.  Waiver of Stay or Extension Laws....................    43

                                                                            Page
                                                                            ----
ARTICLE 8  Trustee.......................................................    43

      SECTION 8.01.  Duties of a Trustee.................................    43
      SECTION 8.02.  Rights of the Trustee...............................    45
      SECTION 8.03.  Individual Rights of Trustee........................    45
      SECTION 8.04.  Trustee's Disclaimer................................    45
      SECTION 8.05.  Notice of Defaults..................................    45
      SECTION 8.06.  Reports by Trustee to Holders.......................    46
      SECTION 8.07.  Compensation and Indemnity..........................    46
      SECTION 8.08.  Replacement of Trustee..............................    46
      SECTION 8.09.  Successor Trustee by Merger.........................    47
      SECTION 8.10.  Eligibility; Disqualification.......................    48
      SECTION 8.11.  Preferential Collection of Claims Against
                       Company...........................................    48

ARTICLE 9  Discharge of Indenture; Defeasance............................    48

      SECTION 9.01.  Satisfaction and Discharge of Indenture.............    48
      SECTION 9.02.  Application of Trust Money..........................    49
      SECTION 9.03.  Repayment to Company................................    49
      SECTION 9.04.  Reinstatement.......................................    49

ARTICLE 10  Amendments...................................................    50

      SECTION 10.01.  Without Consent of Holders.........................    50
      SECTION 10.02.  With Consent of Holders............................    50
      SECTION 10.03.  Compliance with Trust Indenture....................    51
      SECTION 10.04.  Revocation and Effect of Consents and
                       Waivers...........................................    51
      SECTION 10.05.  Notation on or Exchange of Securities..............    52
      SECTION 10.06.  Trustee to Sign Amendments.........................    52
      SECTION 10.07.  Payment for Consent................................    52

ARTICLE 11  Subordination................................................    52

      SECTION 11.01.  Agreement to Subordinate...........................    52
      SECTION 11.02.  Liquidation, Dissolution, Bankruptcy...............    53
      SECTION 11.03.  Default on Senior Indebtedness.....................    53
      SECTION 11.04.  Acceleration of Payment of Securities..............    55
      SECTION 11.05.  When Distribution Must Be Paid Over................    55
      SECTION 11.06.  Subrogation........................................    55
      SECTION 11.07.  Relative Rights....................................    55
      SECTION 11.08.  Subordination May Not Be Impaired by Company.......    55
      SECTION 11.09.  Rights of Trustee and Paying Agent.................    55
      SECTION 11.10.  Distribution or Notice to Representative...........    56
      SECTION 11.11.  Article 11 Not to Prevent Events of Default
                       or Limit Right to Accelerate......................    56
      SECTION 11.12.  Trust Moneys Not Subordinated......................    56

                                                                            Page
                                                                            ----
      SECTION 11.13.  Trustee Entitled to Rely...........................    56
      SECTION 11.14.  Trustee to Effectuate Subordination................    57
      SECTION 11.15.  Trustee Not Fiduciary for Holders of Senior
                       Indebtedness......................................    57
      SECTION 11.16.  Reliance by Holders of Senior Indebtedness
                       on Subordination Provisions.......................    57

ARTICLE 12  Guaranties...................................................    57

      SECTION 12.01.  Guaranties.........................................    57
      SECTION 12.02.  Limitation on Liability; Contribution..............    59
      SECTION 12.03.  Successors and Assigns.............................    59
      SECTION 12.04.  No Waiver..........................................    59
      SECTION 12.05.  Modification.......................................    59
      SECTION 12.06.  Release of Subsidiary Guarantor....................    60

ARTICLE 13  Subordination of Guaranties..................................    60

      SECTION 13.01.  Agreement to Subordinate...........................    60
      SECTION 13.02.  Liquidation, Dissolution, Bankruptcy...............    60
      SECTION 13.03.  Default on Senior Indebtedness of Guarantor........    61
      SECTION 13.04.  Demand for Payment.................................    61
      SECTION 13.05.  When Distribution Must Be Paid Over................    61
      SECTION 13.06.  Subrogation........................................    61
      SECTION 13.07.  Relative Rights....................................    62
      SECTION 13.08.  Subordination May Not Be Impaired by Company.......    62
      SECTION 13.09.  Rights of Trustee and Paying Agent.................    62
      SECTION 13.10.  Distribution or Notice to Representative...........    62
      SECTION 13.11.  Article 13 Not to Prevent Defaults Under a
                       Guaranty or Limit Right to Demand Payment.........    62
      SECTION 13.12.  Trustee Entitled to Rely...........................    63
      SECTION 13.13.  Trustee to Effectuate Subordination................    63
      SECTION 13.14.  Trustee Not Fiduciary for Holders of Senior
                       Indebtedness of Guarantor.........................    63
      SECTION 13.15.  Reliance by Holders of Senior Indebtedness
                       on Subordination Provisions.......................    63

ARTICLE 14  Miscellaneous................................................    64

      SECTION 14.01.  Trust Indenture Act Controls.......................    64
      SECTION 14.02.  Notices............................................    64
      SECTION 14.03.  Communication by Holders with Other Holders........    64
      SECTION 14.04.  Certificate and Opinion as to Conditions
                       Precedent.........................................    64
      SECTION 14.05.  Statements Required in Certificate or
                       Opinion...........................................    65
      SECTION 14.06.  When Securities Disregarded........................    65
      SECTION 14.07.  Rules by Trustee, Paying Agent and Registrar.......    65

                                                                            Page
                                                                            ----
      SECTION 14.08.  Legal Holidays.....................................    65
      SECTION 14.09.  Governing Law......................................    65
      SECTION 14.10.  No Recourse Against Others.........................    66
      SECTION 14.11.  Successors.........................................    66
      SECTION 14.12.  Multiple Originals.................................    66
      SECTION 14.13.  Table of Contents; Headings........................    66


Exhibit A   Form of Security

                  INDENTURE dated as of October 31, 2001, among FAIRCHILD
            SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC., ("Parent"), as Guarantor, FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA ("Fairchild California"), as Guarantor, QT OPTOELECTRONICS, INC. ("QT Inc."), as Guarantor, QT OPTOELECTRONICS ("QT"), as Guarantor, KOTA MICROCIRCUITS, INC., ("KOTA"), as guarantor, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 5% Convertible Senior Subordinated Notes Due November 1, 2008 (the "Securities"):

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.01.  Definitions.

            "Additional Interest" has the meaning specified in Section 5(a) of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

            "Board of Directors" means the Board of Directors of the Company or Parent, as the case may be, or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the class A common stock of Parent, par value $.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of Parent resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Parent and which are not subject to redemption by Parent; provided, however, that if at any time there shall be more than one resulting class, the shares of each class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from such reclassifications.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Credit Agreement" means the Credit Agreement dated as of June 6, 2000, among, the Company, Parent, the lenders referred to therein, Credit Suisse First Boston, as Lead Arranger and Administrative Agent, Fleet National Bank, as Syndication Agent, and ABN AMRO Bank NV, as Documentation Agent, together with the related documents thereto (including without limitation the revolving loans thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to refund or Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Indebtedness" means (1) the Bank Indebtedness; provided, however, that Bank Indebtedness outstanding under any Credit Agreement that Refinanced in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and (2) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the comparable provisions contained in the Existing Indentures.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indenture" means any of the indentures governing the Existing Notes.

            "Existing Notes" means the Company's 10y% Senior Subordinated Notes Due March 15, 2007, the Company's 10y% Senior Subordinated Notes Due October 1, 2007 and the Company's 10-1/2% Senior Subordinated Notes Due February 1, 2009.

            "Fairchild California" means Fairchild Semiconductor Corporation of California, a Delaware corporation.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Reference Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" means the Parent and each Subsidiary Guarantor.

            "Guaranty" means the Parent Guaranty or any Subsidiary Guaranty.

            "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a successor to Parent, Fairchild California, QT Inc., QT, KOTA or any Subsidiary Guarantor (other than Fairchild California, QT Inc., QT or KOTA) becomes subject to the applicable terms and conditions hereof.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

            (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

            (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (f) all obligations of the type referred to in clauses (a) through
      (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (g) all obligations of the type referred to in clauses (a) through
      (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

            (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

            "Issue Date" means the date on which the Securities are originally issued.

            "KOTA" means KOTA Microcircuits, Inc., a Colorado corporation.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the corporate controller or the Secretary of the Company or Parent, as the case may be.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Parent" means Fairchild Semiconductor International, Inc., a Delaware corporation and its successors.

            "Parent Guaranty" means the Guaranty by Parent of the Company's obligations with respect to the Securities contained herein.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "QT" means QT Optoelectronics, a California corporation.

            "QT Inc." means QT Optoelectronics, Inc., a Delaware corporation.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 31, 2001, among the Company, Parent, the Subsidiary Guarantors, Credit Suisse First Boston Corporation, Lehman Brothers, Inc., CIBC World Markets Corp., Prudential Securities Incorporated and Robertson Stephens, Inc., as initial purchasers.

            "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness; provided, however, that if and for so long as any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Senior Indebtedness.

            "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

            "Restricted Global Security" means a Global Security which is a Transfer Restricted Security.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary (other than an Unrestricted Subsidiary under any of the Existing Indentures) transfers such property to a Person and the Company or a Subsidiary (other than an Unrestricted Subsidiary under any of the Existing Indentures) leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness secured by a Lien.

            "Securities" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" of any Person means all (1) Bank Indebtedness of or guaranteed by such Person, whether outstanding on the Issue Date or thereafter Incurred, and (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including interest thereon, in respect of
(A) Indebtedness for money borrowed, (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and

(2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the obligations under the Securities; provided, however, that Senior Indebtedness shall not include (i) any obligation of such Person to any subsidiary of such Person, (ii) any liability for Federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) and
(iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior by its terms to any other Indebtedness or other obligation of such Person (including, in the case of the Company, the Securities and the Existing Notes).

            "Senior Subordinated Indebtedness" means (1) with respect to the Company, the Securities, the Existing Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company and (2) with respect to the Parent or a Subsidiary Guarantor, their respective Guarantees of the Securities and the Existing Notes and any other indebtedness of such Person that specifically provides that such Indebtedness ranks pari passu with such Guarantee in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

            "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person,
(2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" means Fairchild California, QT Inc., QT, KOTA and any other subsidiary of the Company that guarantees the Company's obligations with respect to the Securities.

            "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.Sections 77aaa77bbbb) as in effect on the date of this Indenture.

            "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Certificated Security" means a Certificated Security that is not a Transfer Restricted Security.

            "Unrestricted Global Security" means a Global Security that is not a Transfer Restricted Security.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            SECTION 1.02.  Other Definitions.

                            Term                             Defined in
                            ----                              Section
                                                              -------
"Agent Members"..........................................     2.01(c)
"Bankruptcy Law".........................................     7.01
"Blockage Notice"........................................    11.03
"Change in Control"......................................     4.08(a)
"Change in Control Purchase Date"........................     4.08(a)
"Change in Control Purchase Notice"......................     4.08(c)
"Change in Control Purchase Price".......................     4.08(a)
"Closing Price"..........................................     5.06(f)
"Conversion Agent".......................................     2.03
"Conversion Date"........................................     5.02
"Conversion Price".......................................     5.06
"Current Market Price Per Share".........................     5.06(f)
"Defaulted Interest".....................................     2.09
"Depositary".............................................     2.01(b)
"Determination Date".....................................     5.06(d)

"DTC"....................................................     2.01(b)
"Expiration Date"........................................     5.06(e)
"Expiration Time"........................................     5.06(e)
"Event of Default".......................................     7.01
"Indenture Obligations"..................................    12.01
"Legal Holiday"..........................................    14.08
"NNM"....................................................     5.06(f)
"NYSE"...................................................     5.06(f)
"Optional Redemption"....................................     3.01
"Optional Redemption Date"...............................     3.01
"Optional Redemption Price"..............................     3.01
"pay its Guaranty".......................................    13.03
"pay the Securities".....................................    11.03
"Paying Agent"...........................................     2.03
"Payment Blockage Period"................................    11.03
"Payment Default"........................................    11.03
"Purchase Agreement".....................................     2.01(a)
"Purchased Shares".......................................     5.06(e)
"QIB"....................................................     2.07(b)(y)(2)
"Registrar"..............................................     2.03
"Regulation S"...........................................     2.01(b)
"Rule 144A"..............................................     2.01(b)
"Successor Person".......................................     6.01
"Transfer Certificate"...................................     2.07(f)(1)
"Transfer Restricted Security"...........................     2.07(f)(1)
"Triggering Distribution"................................     5.06(d)
"Unissued Shares"........................................     4.08(a)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities and each Guaranty;

            "indenture security holder" means a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (8) all references to any amount of interest or any other amount payable on or with respect to any of the Securities shall be deemed to include payment of any Additional Interest pursuant to the Registration Rights Agreement (as defined in the Appendix).

                                    ARTICLE 2

                                 The Securities

            SECTION 2.01. (a) Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated October 26, 2001 (the "Purchase Agreement"), among the Company, Parent, the Subsidiary Guarantors, Credit Suisse First Boston Corporation, Lehman Brothers Inc., CIBC World Markets Corp., Prudential Securities Incorporated and Robertson Stephens, Inc. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Exhibit A are part of the terms of this Indenture.

            (b) Restricted Global Securities. All of the Securities are initially being offered and sold in reliance on Rule 144A ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S") and shall be issued initially in the form of one or more

Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

            (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            SECTION 2.02. Execution and Authentication. Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            On the Issue Date, the Trustee shall authenticate and deliver $200 million of 5% Convertible Senior Subordinated Notes Due November 1, 2008, which will be represented by a Restricted Global Security. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000, except as provided in Section 2.09.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and one or more offices or agencies where securities may be presented for conversion (each, a "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, co-registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar, transfer agent or Conversion Agent.

            The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

            SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment, and while any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to the provisions of the Securities with respect to record dates) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07.  Additional Transfer and Exchange Requirements.

            (a) Transfer and Exchange of Global Securities.

                  (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) an Event of Default has occurred and is continuing or (z) the Company, in its sole discretion, notifies to Trustee in writing that it elects to cause the issuance of certificated Securities Indenture. In any such case, the Company shall execute, and the Trustee shall, upon receipt of an order from the Company (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted

Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                  (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.07(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.07(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested;

provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                        (i) if such Restricted Certificated Security is being
            delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                        (ii) if such Restricted Certificated Security is being
            transferred to a person the Holder reasonably believes is a qualified institutional buyer as defined in Rule 144A ("QIB") in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                        (iii) if such Restricted Certificated Security is being
            transferred (x) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (y) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act or (z) (A) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144 or Rule 904), and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

            (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (ii) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act or
      (iii) (A) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144 or Rule
      904) and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

            (d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

            (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.07(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for

      Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the provisions of Section 2.07(b)(y)(1);

                  (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                        (i) if such Restricted Certificated Security is being
            transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                        (ii) if such Restricted Certificated Security is being
            transferred (x) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (y) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act or (z) (A) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144 or Rule 904) and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

                  (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                  (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                  (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

            (f) Legends.

                  (1) Except as permitted by the following paragraphs (2) and
(3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A hereto (each a "Transfer Restricted Security" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 5 to Exhibit A hereto.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (v) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (w) pursuant to Rule 144, (x) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act (y) pursuant to an effective registration statement under the Securities Act or (z) (A) pursuant to any other available exemption (other than Rule 144A, Rule 144 or Rule 904) from the registration requirements of the Securities Act and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                        (i) in the case of any Restricted Certificated Security,
            any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however , that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.07; and

                        (ii) in the case of any beneficial interest in a
            Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.07(a)(2); and provided further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this
            Section 2.07.

                  (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                  (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

            (g) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

            SECTION 2.08. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

            SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Upon the issuance of any new Securities under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which case the replacement Security shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                    ARTICLE 3

                                   Redemption

            SECTION 3.01. Optional Redemption. At any time on or after November 5, 2004, the Company may redeem any portion of the Securities ("Optional Redemption") upon giving notice as set forth in Section 3.04 at the Redemption Prices (an "Optional Redemption Price") specified in paragraph 5 of the form of Security attached hereto as Exhibit A; provided, however, that if the redemption date (the "Optional Redemption Date") falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders in whose name the Securities are registered at the close of business on the relevant record date for payment of such interest. If the Company elects to redeem Securities pursuant to this Section 3.01 and paragraph 5 of the Securities, it shall notify the Trustee, at the earlier of the time the Company notifies the Holders of such redemption or 45 days prior to the Optional Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Optional Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice of the Trustee.

            SECTION 3.02. Notices to Trustee. If the Company elects to redeem the Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            SECTION 3.03. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during the selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

            SECTION 3.04. Notice of Redemption. At least 20 days but not more than 60 days before a date for an Optional Redemption Date of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

            The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) the then current Conversion Price;

            (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Optional Redemption Price;

            (6) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (7) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (8) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Optional Redemption Date and must satisfy the other requirements in paragraph 8 of the Securities;

            (9) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

            (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary, to accord with the Applicable Procedures of the Depositary applicable to redemptions.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Optional Redemption Date and at the Optional Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of Article 5. Upon surrender to the Paying Agent, such Securities shall be paid at the Optional Redemption Price stated in the notice, plus accrued interest to the Optional Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and such Securities will be delivered to the Trustee for cancellation. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.06. Deposit of Redemption Price. Prior to the Optional Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Optional Redemption Price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder

(at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. The conversion of any Securities pursuant to Article 5 hereof, together with the making of any cash payments required to be made in accordance with the terms of the Securities and this Indenture, shall satisfy the Company's obligations under this Section 4.01 with respect to such Securities.

            SECTION 4.02. SEC Reports. Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and Parent will each file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections at the times specified for such filings under such Sections; provided, however that the Company's obligation hereunder shall be satisfied by Parent filing and providing such information, documents and reports so long as Parent owns all of the Capital Stock of the Company; provided further, however that the Company will not be required to file any reports, documents or other information if the SEC will not accept such a filing. The Company also shall comply with the other provisions of TIA Section 314(a).

            SECTION 4.03. Compliance Certificates. The Company and Parent shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company certificates of the principal executive officer, the principal financial officer or the principal accounting officer of the Company and of Parent stating that in the course of the performance by the signer of his or her duties as an officer of the Company or Parent, as the case may be, such officer would normally have knowledge of any Default involving the Company or Parent, as the case may be, and whether or not the signer knows of any Default that occurred during such Period. If such signer does, the certificate shall describe the Default, its status and what action the Company or Parent, as the case may be, is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

            SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company, Parent and the Subsidiary Grantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            SECTION 4.05. Maintenance of Corporate Existence. Subject to Article 6, the Company and Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

            SECTION 4.06. Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

            SECTION 4.07. Future Guarantors. In the event that, after the Issue Date, any Subsidiary would have been required under the terms of any of the Existing Indentures (whether or not such Existing Indenture then remains is in full force and effect) to Guarantee the obligations of the Company, the Company shall cause such Subsidiary to Guarantee the Securities by executing a supplemental indenture hereto and shall cause all Indebtedness of such Subsidiary owing to the Company or any other Subsidiary of the Company and not previously discharged to be converted into Capital Stock of such Subsidiary (other than Disqualified Stock).

            SECTION 4.08. Purchase of Securities at Option of the Holder upon Change in Control. (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders thereof as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the principal amount of the Securities, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this
Section 4.08.

            A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

            (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of Parent representing 50% or more of the total voting power of all outstanding classes of Voting Stock of Parent or such person or group has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of Parent; or

            (2) Parent consolidates with, or merges with or into, another Person or Parent sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any Person consolidates with, or merges with or into, Parent, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of Parent representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

            (3) there shall occur the liquidation or dissolution of Parent.

            For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of Parent shall be deemed to include, in addition to all outstanding shares of Voting Stock of Parent and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner." The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

            Notwithstanding anything to the contrary set forth in this Section 4.08, a Change in Control will not be deemed to have occurred if either:

            (1) the Closing Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

            (2) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares in the merger or consolidation constituting the Change in Control) consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

            (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 4.08 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price;

                  (5) briefly, the conversion rights of the Securities;

                  (6) the name and address of each Paying Agent and Conversion Agent;

                  (7) the Conversion Price and any adjustments thereto;

                  (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to
      Article 5 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (9) the procedures that the Holder must follow to exercise rights under this Section 4.08;

                  (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                  (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

            If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

            (c) A Holder may exercise its rights specified in subsection (a) of this Section 4.08 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

            The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 4.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 4.08 through 4.13 also apply to the purchase of such portion of such Security.

            Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.09.

            A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

            Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

            SECTION 4.09. Effect of Change in Control Purchase Notice. Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 4.08(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 4.08(c) have been satisfied) and
(b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 4.08(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

            A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

            SECTION 4.10. Deposit of Change in Control Purchase Price. On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 4.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

            If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

            SECTION 4.11. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

            SECTION 4.12. Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 4.08, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 4.08 through 4.11 to be exercised in the time and in the manner specified therein.

            SECTION 4.13. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.10 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash (including any interest thereon) to the Company.

                                    ARTICLE 5

                                   Conversion

            SECTION 5.01. Conversion Privilege. Subject to the further provisions of this Section 5.01, a Holder of a Security may, at the Holder's option, convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Business Day immediately proceeding November 1, 2008, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 4, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 5.

            Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

            A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 4.08(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 4.09.

            A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

            SECTION 5.02. Conversion Procedure. To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, Parent shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section
5.03. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

            The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of Parent shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of Parent had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

            Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are either (i) called for redemption or
(ii) subject to purchase following a Change in Control, in either case, on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 5.02, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

            Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

            Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

            SECTION 5.03. Fractional Shares. Parent will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, Parent or the Company will pay an amount in cash based upon the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

            SECTION 5.04. Taxes on Conversion. If a Holder converts a Security, Parent or the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

            SECTION 5.05. Parent To Provide Stock. Parent shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

            All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

            Parent will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on The Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, Parent covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

            SECTION 5.06. Adjustment of Conversion Price. The conversion price as stated in paragraph 8 of the Securities (the "Conversion Price") shall be adjusted from time to time by Parent or the Company as follows:

            (a) In case Parent shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (x) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

            (b) In case Parent shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price Per Share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price Per Share of Common Stock on such record date, and of which (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

            (c) In case Parent shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of Parent (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid in cash or (2) dividends or distributions referred to in subsection (a) of this Section 5.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 5.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price Per Share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

            (d) In case Parent shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price Per Share of Common Stock on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price Per Share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

            (e) (1) In case any tender offer made by Parent or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as reasonably determined in good faith by the Board of Directors of Parent), whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration) that, together with the aggregate amount of (i) any cash and the fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by Parent or any Subsidiary of Parent for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price Per Share of Common Stock as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of Parent) at the Expiration Time multiplied by the Current Market Price Per Share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of Parent) at the Expiration Time and the Current Market Price Per Share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that Parent or its Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender offer, but Parent or its Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 5.06(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 5.06(e).

                  (2) For purposes of Section 5.06(d) and 5.06(e), the term "tender offer" shall mean and include both tender offers and exchange offers (within the meaning of U.S. Federal securities laws), all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

            (f) For the purpose of any computation under subsections (b), (c),
(d) and (e) of this Section 5.06, the current market price per share of Common Stock (the "Current Market Price Per Share") on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (e) of this Section 5.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (c) or (d) of this Section 5.06. The Closing Price for each day (the "Closing Price") shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on The New York Stock Exchange (the "NYSE") or The Nasdaq National Market (the "NNM"), as applicable, or, if the Common Stock is not listed or admitted to trading on the NYSE or the NNM, the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by Parent for that purpose. If no such prices are available, the Current Market Price Per Share shall be the fair value of a share of

Common Stock as reasonably determined in good faith by the Board of Directors of Parent (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

            (g) In any case in which this Section 5.06 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 5.06, Parent may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.09) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of Parent issuable upon such conversion over and above the shares of Common Stock and other capital stock of Parent issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, Parent shall issue or cause its transfer agent to issue due bills or other appropriate evidence prepared by Parent of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

            SECTION 5.07. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            No adjustment need be made for issuances of Common Stock pursuant to a Parent plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

            To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            SECTION 5.08. Adjustment for Tax Purposes. Parent shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 5.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by Parent to its stockholders shall not be taxable.

            SECTION 5.09. Notice of Adjustment. Whenever the Conversion Price or conversion privilege is adjusted, Parent shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

            SECTION 5.10.  Notice of Certain Transactions.  In the event that:

            (1) Parent takes any action which would require an adjustment in the Conversion Price;

            (2) Parent consolidates or merges with or into, or transfers all or substantially all of its property and assets to, another corporation or another corporation merges into Parent and, in any such case, shareholders of Parent must approve the transaction; or

            (3) there is a dissolution or liquidation of Parent, Parent shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. Parent shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10.

            SECTION 5.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06); (b) any consolidation or merger or combination to which Parent is a party other than a merger in which Parent is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of Parent, directly or indirectly, to any person, then Parent, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 5. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of Parent shall reasonably consider necessary by reason of the foregoing. The provisions of this Section
5.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

            In the event Parent shall execute a supplemental indenture pursuant to this Section 5.11, Parent shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

            SECTION 5.12. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company and Parent are obligated to file with the Trustee pursuant to Section 5.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's or Parent's failure to comply with any provisions of this Article 5.

            The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company or Parent is obligated to file with the Trustee pursuant to Section 5.11.

            SECTION 5.13. Voluntary Reduction. Parent from time to time may voluntarily reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors of Parent determines that such reduction would be in the best interest of Parent, and Parent provide 15 days' prior notice of any voluntary reduction in the Conversion Price; provided, however, that in no event may Parent reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                    ARTICLE 6

                               Successor Companies

            SECTION 6.01. When the Company, Parent or a Subsidiary Guarantor May Merge or Transfer Assets. (a) None of the Company, Parent or any Subsidiary Guarantor shall consolidate with or merge with or into any other person, in a transaction in which it is not the surviving corporation, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Person") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Person (if not the Company, Parent or a Subsidiary Guarantor, as the case may be) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, Parent or a Subsidiary Guarantor, as the case may be, under the Securities and this Indenture;

                  (2) immediately after giving effect to such transaction no Default shall have occurred and be continuing;

                  (3) the Company, Parent or a Subsidiary Guarantor, as the case may be, shall have delivered to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, the foregoing will not be applicable to a Subsidiary Guarantor to the extent Section 12.06 is applicable to such Subsidiary Guarantor.

            The Successor Person shall be the successor to the Company, Parent or the Subsidiary Guarantor, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company, Parent or Subsidiary Guarantor, as the case may be, under this Indenture, but the predecessor Company, Parent or Subsidiary Guarantor in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities or the Guaranty, as the case may be.

                                    ARTICLE 7

                              Defaults and Remedies

            SECTION 7.01. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 11, and such default continues for a period of 30 days;

            (2) the Company (i) defaults in the payment of the principal or premium of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 11, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 11;

            (3) the Company fails to provide timely notice of a Change in Control;

            (4) the Company or Parent fails to comply with its obligations under
      Section 6.01;

            (5) the Company fails to comply with any of its agreements under the Securities or this Indenture (other than those referred to in clause (1) through (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Parent fails to comply with any of its agreements under the Securities or this Indenture (other than those referred to in clause (4) above) and such failure continues for 60 days after the notice specified below;

            (7) the Company, Parent or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company, Parent or any
            Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company, Parent or any
            Significant Subsidiary or for any substantial part of its property;
            or

                  (C) orders the winding up or liquidation of the Company,
            Parent or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) (A) the Parent Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with its terms) or (B) Parent or a Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or the Subsidiary Guaranty, as the case may be.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(7) or (8) (in either case with respect to the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(7) or (8) (in either case with respect to the Company) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 7.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Security or (2) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 7.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 7.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.07.

            SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions. The Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

            SECTION 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 8.07;

            SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 11;

            THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            FOURTH: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 7.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 8

                                     Trustee

            SECTION 8.01. Duties of a Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this

Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which, by any provision hereof, are required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph
      (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee, other than paragraph (g) of this Section, is subject to paragraphs (a),
(b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 8.02. Rights of the Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) Subject to Section 8.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

            SECTION 8.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, or upon written notice from the Company or any Securityholder or upon a Payment Default, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 8.06. Reports by Trustee to Holders. By July 15 of each year, beginning with the July 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of May 15 of each year that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 8.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' reasonable fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 8.07) against the Company and defending itself against any claim (whether asserted by any Securityholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense is attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless such failure prejudices the Company. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations, and the lien granted to the Trustee, pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 7.01(7) or (8) with respect to the Company, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 8.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 8.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that the amounts owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 8.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

            SECTION 8.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee provided that such successor shall be eligible and qualified under Section 8.10.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 8.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however , that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 9

                       Discharge of Indenture; Defeasance

            SECTION 9.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) all Securities theretofore authorized and delivered (other than
      (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (y) Securities for whose payment money has therefore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03, have been delivered to the Trustee for cancellation; or

            (2) all such Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at the Stated Maturity within 90 days, or (z) have been called for redemption within 90 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Optional Redemption Date, as the case may be;

            (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (1) of this Section, the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 4.02, 4.04, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13, Article 5, Article 6
(with respect to Parent) and this Article 9 shall survive until the Securities have been paid in full.

            SECTION 9.02. Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities. Money so held in trust shall not be subject to the subordination provisions of
Article 11.

            SECTION 9.03. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money (i) deposited with them pursuant to Section 9.01 and (ii) held by them at any time.

            The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 9.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 10

                                   Amendments

            SECTION 10.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to appoint a successor Trustee;

            (5) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

            (6) to make any change that does not adversely affect the rights of any Securityholder, including providing for the sale and resale of the Securities under Regulation S of the Securities Act; or

            (7) to release a Subsidiary Guaranty when permitted to do so by the terms of the Indenture.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 10.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the written consent of each Securityholder affected thereby, an amendment may not:

            (a) change the stated maturity of the principal of, or interest on, any Security;

            (b) reduce the principal amount of, or any premium or interest on, any Security;

            (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

            (d) change the time at which any Security may be redeemed in accordance with Article 3;

            (e) change the place or currency of payment of principal of, or any premium or interest on, any Security;

            (f) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

            (g) modify the subordination provisions of Article 11 or Article 13 in a manner materially adverse to the Holders of Securities;

            (h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 5 of this Indenture;

            (i) make any change in the Parent Guaranty or any Subsidiary Guaranty that would adversely affect the holders of Securities;

            (j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture; and

            (k) modify any of the provisions of this Section or Section 10.02, except to increase any such percentage or to provide that specified additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

            It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 10.02 or under Section
10.01 may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

            SECTION 10.03. Compliance with Trust Indenture. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 10.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent

Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 10.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 10.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 10.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 11

                                  Subordination

            SECTION 11.01. Agreement to Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Obligations with respect to Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.12.

            SECTION 11.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution or winding up of the Company or upon any assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary:

            (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) before Securityholders shall be entitled to receive any payment or distribution with respect to the Securities; and

            (2) until all Obligations with respect to such Senior Indebtedness are paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 11 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive, in exchange for the Securities in any proceeding of the type described above in this Section 11.02, (x) equity securities of the Company which, in any case, do not provide for any mandatory redemption or similar retirement prior to the maturity of the Securities or (y) unsecured debt securities of the Company which are subordinated to at least the same extent as the Securities to the payment of all Senior Indebtedness of the Company and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the maturity of the Securities.

            SECTION 11.03. Default on Senior Indebtedness. The Company may not pay (in cash, property or other assets) the principal of, premium, if any, or interest on the Securities or make any deposit pursuant to Section 11.01 and may not repurchase, redeem or (except for Securities delivered to the Trustee pursuant to the second sentence of paragraph 6 of the Securities) otherwise retire any Securities (collectively, "pay the Securities") if either of the following occurs (each a "Payment Default"): (1) any Obligations with respect to Senior Indebtedness are not paid in full when due or (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the

Representative of such Senior Indebtedness. During the continuance of any default (other than a default described in clause (1) or (2) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter or earlier if such Payment Blockage Period is terminated:

            (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

            (2) because no defaults continue in existence which would permit the acceleration of the maturities of any Designated Senior Indebtedness at such time; or

            (3) because such Designated Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists, the Company may resume payments on the Securities after termination of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.

            For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged and agreed that (x) any default or event of default as a result of a continued failure to meet a financial covenant or test for a period ended subsequent to the commencement of a Payment Blockage Period shall constitute a new default or event of default, as the case may be, and shall be deemed not to be a continuing default or event of default, as the case may be, for purposes of this sentence and (y) any subsequent action which would give rise to a default or an event of default pursuant to any provision under which a default or event of default previously existed or was continuing shall constitute a new default or event of default, as the case may be, for this purpose and shall be deemed not to be a continuing default or event of default, as the case may be, for purposes of this sentence).

            SECTION 11.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if the Indenture otherwise permits payment at that time.

            SECTION 11.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 11 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

            SECTION 11.06. Subrogation. After all Senior Indebtedness of the Company is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 11 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

            SECTION 11.07. Relative Rights. This Article 11 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

            SECTION 11.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 11.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 11.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 11. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

            SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 11.11. Article 11 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 11 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 11.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article 9 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company, so long as the foregoing subordination provisions contained in this Article 11 were not violated at the time the respective amounts were deposited pursuant to the defeasance provisions of Article 9.

            SECTION 11.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

            SECTION 11.14. Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 11.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 11 or otherwise.

            SECTION 11.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 12

                                   Guaranties

            SECTION 12.01. Guaranties. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior subordinated basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Indenture Obligations"). Each Guarantor further agrees that the Indenture Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Indenture Obligation.

            Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Indenture Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Indenture Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Indenture Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Indenture Obligations; or (f) any change in the ownership of such Guarantor.

            Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Indenture Obligations.

            Each Guaranty is, to the extent and in the manner set forth in
Article 13, subordinated and subject in right of payment to the prior payment in full in cash of all Obligations with respect to all Senior Indebtedness of the Guarantor giving such Guaranty and each Guaranty is made subject to such provisions of this Indenture.

            Except as expressly set forth in Sections 9.01, 12.02 and 12.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Indenture Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Indenture Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Indenture Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Indenture Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Indenture Obligations, (2) accrued and unpaid interest on such Indenture Obligations (but only to the extent not prohibited by law) and (3) all other monetary Indenture Obligations of the Company to the Holders and the Trustee.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Indenture Obligations guaranteed hereby until payment in full of all Indenture Obligations and all obligations to which the Indenture Obligations are subordinated as provided in Article 13. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Indenture Obligations Guaranteed hereby may be accelerated as provided in Article 7 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Indenture Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 7, such Indenture Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            SECTION 12.02. Limitation on Liability; Contribution. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Indenture Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

            SECTION 12.03. Successors and Assigns. This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 12.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

            SECTION 12.05. Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 12.06. Release of Subsidiary Guarantor. Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed released from all obligations under this Article 12 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 13

                           Subordination of Guaranties

            SECTION 13.01. Agreement to Subordinate. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indenture Obligations (as used in this Article 13, the "Indenture Obligations" of each Guarantor shall mean all Indenture Obligations guaranteed by such Guarantor pursuant to Article 12 hereof) of such Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in cash of all Obligations with respect to Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Indenture Obligations of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and only Senior Indebtedness of such Guarantor (including such Guarantor's Guarantee of Senior Indebtedness of the Company) shall rank senior to the Indenture Obligations of such Guarantor in accordance with the provisions set forth herein.

            SECTION 13.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution or winding up of such Guarantor or upon any assignment for the benefit of creditors or marshalling of assets for such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary:

            (1) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) before Securityholders shall be entitled to receive any payment or distribution with respect to any Indenture Obligations of such Guarantor; and

            (2) until all Obligations with respect to the Senior Indebtedness of any Guarantor is paid in full in cash, any payment or distribution to which

      Securityholders would be entitled but for this Article 13 shall be made to holders of such Senior Indebtedness as their interests may appear, except that securityholders may, in any proceeding of the type described in
      Section 11.02 with respect to such Guarantor, receive securities of the Parent and/or the Company as provided in clause (2) of Section 11.02, which, in the case of debt securities of the Company, may be guaranteed by the Guarantors on substantially the same basis as provided in Article 12, so long as such guarantees are expressly subordinated to all Senior Indebtedness at least to the same extent as provided in this Article 13.

            SECTION 13.03. Default on Senior Indebtedness of Guarantor. No Guarantor may make any payment (in cash, property or other assets) pursuant to any of its Indenture Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Indenture Obligations (collectively, "pay its Guaranty") if either of the following Payment Default occurs: (1) any Obligations with respect to Senior Indebtedness of the Company is not paid in full when due or (2) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash; provided, however, that any Guarantor may pay its Guaranty without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of such Senior Indebtedness. No Guarantor may pay its Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee (with a copy to the Company) of a Blockage Notice under
Section 11.03. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Designated Senior Indebtedness giving such Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, any Guarantor may resume payments pursuant to its Guaranty after termination of such Payment Blockage Period.

            SECTION 13.04. Demand for Payment. If a demand for payment is made on a Guarantor pursuant to Article 12, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if the Indenture otherwise permits payment at that time.

            SECTION 13.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 13 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

            SECTION 13.06. Subrogation. After all Senior Indebtedness of a Guarantor is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior

Indebtedness. A distribution made under this Article 13 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Guarantor and Securityholders, a payment by such Guarantor on such Senior Indebtedness.

            SECTION 13.07. Relative Rights. This Article 13 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

            (1) impair, as between a Guarantor and Securityholders, the obligation of such Guarantor, which is absolute and unconditional, to pay the Indenture Obligations to the extent set forth in Article 11 or the relevant Guaranty; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Guarantor under the Indenture Obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Securityholders.

            SECTION 13.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the Indenture Obligations of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

            SECTION 13.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 13.03, the Trustee or Paying Agent may continue to make payments on any Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 13. The Company, the relevant Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the relevant Guarantor may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 13 with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

            SECTION 13.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Guarantor, the distribution may be made and the notice given to their Representative (if any).

            SECTION 13.11. Article 13 Not to Prevent Defaults Under a Guaranty or Limit Right to Demand Payment. The failure to make a payment pursuant to a Guaranty by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a default under such Guaranty. Nothing in this
Article 13 shall have any effect on the right of the

Securityholders or the Trustee to make a demand for payment on any Guarantor pursuant to Article 12 or the relevant Guaranty.

            SECTION 13.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 13, the Trustee and the Securityholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives for the holders of Senior Indebtedness of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 13.

            SECTION 13.13. Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Guarantor as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 13.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 13 or otherwise.

            SECTION 13.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 14

                                   Miscellaneous

            SECTION 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 14.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to Parent or the Company:

            Fairchild Semiconductor Corporation
            82 Running Hill Road
            South Portland, Maine  04106
            Attention:  General Counsel

            if to the Trustee:

            The Bank of New York
            114 West 47th Street
            New York, New York  10036
            Attention:  Corporate Trust Division

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 14.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 14.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, Parent or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or Parent shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 14.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 14.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 14.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 14.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, any Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 14.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 14.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 14.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    FAIRCHILD SEMICONDUCTOR CORPORATION,



                                    by _______________________________________
                                       Name:   Matthew W. Towse
                                       Title:  Vice President, Treasurer


                                    FAIRCHILD SEMICONDUCTOR INTERNATIONAL,
                                      INC.,



                                    by _______________________________________
                                       Name:   Matthew W. Towse
                                       Title:  Vice President, Treasurer

                                    FAIRCHILD SEMICONDUCTOR CORPORATION OF
                                    CALIFORNIA,



                                    by _______________________________________
                                       Name:   Matthew W. Towse
                                       Title:  Vice President


                                    QT OPTOELECTRONICS, INC.,


                                    by _______________________________________
                                       Name:   Matthew W. Towse
                                       Title:  Vice President


                                    QT OPTOELECTRONICS,


                                    by _______________________________________
                                       Name:   Matthew W. Towse
                                       Title:  Vice President


                                    KOTA MICROCIRCUITS, INC.,


                                    by _______________________________________
                                       Name:   Matthew W. Towse
                                       Title:  Vice President


                                    THE BANK OF NEW YORK, as Trustee,


                                    by _______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A



                           [FORM OF FACE OF SECURITY]

            [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

            [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY


-----------

(1)   These paragraphs should be included only if the Security is a Global
      Security.

BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

            [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY AND FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

            [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

            THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH PURCHASER BY ITS PURCHASE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS SECURITY FOR OR ON BEHALF OF, AND WILL NOT TRANSFER THIS SECURITY TO, ANY EMPLOYEE BENEFIT PLAN (A "PLAN") AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), EXCEPT THAT SUCH PURCHASE FOR OR ON BEHALF OF A PLAN SHALL BE
PERMITTED:

            (I) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND

-----------

(2) These paragraphs to be included only if the Security is a Transfer Restricted Security.

      MAINTAINED BY THE PURCHASER IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

            (II) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE PURCHASER IN WHICH, AT ANY TIME WHILE THESE SECURITIES ARE OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

            (III) TO THE EXTENT SUCH PURCHASE IS MADE BY AN INVESTMENT FUND ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE "1940 ACT"), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $50.0 MILLION AND HAD STOCKHOLDERS' OR PARTNERS' EQUITY IN EXCESS OF $750,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(A)(2) OF THE 1940 ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS

      ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

            (IV) TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN, AS DEFINED IN
      SECTION 3(32) OF ERISA WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, AND AS DEFINED IN SECTION 414(D) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE");

            (V) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

            (VI) TO THE EXTENT PURCHASE IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(A) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS SECURITY, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS SECURITY; OR

            (VII) TO THE EXTENT SUCH PURCHASE WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OR SECTION 4975(C)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION IS UNAVAILABLE.

                       FAIRCHILD SEMICONDUCTOR CORPORATION

CUSIP No. 303727 AH 4          No. _____________         ISIN No. US303727AH43

         5% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE NOVEMBER 1, 2008

            Fairchild Semiconductor Corporation, a Delaware corporation (the "COMPANY", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to
           , or registered assigns, the principal sum of
Dollars ($           ) on November 1, 2008 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].(3)

            Interest Payment Dates: May 1 and November 1, beginning May 1, 2002

            Record Dates:  April 15 and October 15

            This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                             SIGNATURE PAGE FOLLOWS


--------------

(3)   This phrase should be included only if the Security is a Global Security.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                    FAIRCHILD SEMICONDUCTOR CORPORATION



                                    By:_______________________________________
                                       Name:
                                       Title:

Attest:


By: ______________________________
    Name:
    Title:

Dated:


Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned
Indenture.

THE BANK OF NEW YORK,
as Trustee



_________________________________
Authorized Signatory

By:

                       [FORM OF REVERSE SIDE OF SECURITY]

                       FAIRCHILD SEMICONDUCTOR CORPORATION

         5% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE NOVEMBER 1, 2008

1.    Interest

            Fairchild Semiconductor Corporation, a Delaware corporation (the "COMPANY," which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5% per annum. The Company shall pay interest semiannually on May l and November 1 of each year, commencing May 1, 2002; provided, however, that such interest may be increased by any Additional Interest accruing from time to time on the principal amount of this Security as provided in the Registration Rights Agreement. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 31, 2001; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment

            The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on April 15 or October 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.    Paying Agent, Registrar and Conversion Agent

            Initially, The Bank of New York (the "TRUSTEE," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Primary Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.    Indenture, Limitations

            This Security is one of a duly authorized issue of Securities of the Company designated as its 5% Convertible Senior Subordinated Notes Due November 1, 2008 (the "SECURITIES") issued under an Indenture dated as of October 31, 2001 (together with any supplemental indentures thereto, the "INDENTURE"), among Fairchild Semiconductor International, Inc. ("PARENT"), Fairchild Semiconductor Corporation of California, QT Optoelectronics, Inc., QT Optoelectronics and KOTA Microcircuits, Inc. (together, the "SUBSIDIARY GUARANTORS" and collectively with Parent the "GUARANTORS"), the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated unsecured obligations of the Company limited to $200,000,000 aggregate principal amount, subject to Section 2.09 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.    Optional Redemption

            The Company shall not have the option to redeem the Securities pursuant to this Section 5 prior to November 5, 2004. Thereafter, the Company shall have the option to redeem any portion of the Securities (an "OPTIONAL REDEMPTION") upon giving notice as set forth in Section 6. The Optional Redemption Prices (expressed as percentages of the principal amount) are as follows for Securities redeemed during the periods set forth below:

Period                                                                                        Redemption Price
------                                                                                        ----------------
Beginning on November 5, 2004 and ending on October 31, 2005..........................            102.250%
Beginning on November 1, 2005 and ending on October 31, 2006 .........................            101.500%
Beginning on November  1, 2006 and ending on October  31, 2007 .......................            100.750%
Beginning on November  1, 2007 and thereafter.........................................            100.000%

in each case together with accrued interest up to but not including the date of redemption (the "OPTIONAL REDEMPTION DATE"), provided that if the Optional Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

6.    Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.    Purchase of Securities at Option of Holder Upon a Change in
      Control

            At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.    Conversion

            A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Business Day immediately preceding November 1, 2008; provided, however, that if the Security is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date or the Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased). The initial Conversion Price is $30.00 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are either (i) called for redemption or (ii) subject to purchase following a Change in Control, in either case, on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company or Parent of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9.    Conversion Arrangement on Call for Redemption

            Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of Parent and to make payment for such Securities to the Paying Agent in trust for such Holders.

10.   Guaranties

            The payment by the Company of the principal of, and premium and interest on, the Securities is fully and conditionally guaranteed on a joint and several senior subordinated basis by Parent and each of the Subsidiary Guarantors.

11.   Subordination

            The indebtedness evidenced by the Securities, the Parent Guaranty and each Subsidiary Guaranty is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, Parent and each Subsidiary Guarantor, as the case may be. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

12.   Denominations, Transfer, Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.   Persons Deemed Owners

            The Holder of a Security may be treated as the owner of it for all purposes.

14.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

15.   Amendment, Supplement and Waiver

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

16.   Successor Corporation

            When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

17.   Defaults and Remedies

            Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Securities; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Securities when due; (iii) failure by the Company or Parent to comply with its obligations under Section 6.01; (iv) failure by the Company for 60 days after notice to it to perform any other covenant required of it in the Indenture; (v) failure by Parent for 60 days after notice to it to perform any of its obligations under the Indenture; (vi) failure by the Company to pay the purchase price of any Security when due, whether or not prohibited by the subordination provisions of the Indenture; (vii) failure by the Company to give notice to the Trustee and Holders of a Change in Control in accordance with the Indenture;
(viii) certain events of bankruptcy, insolvency or reorganization of the Company, Parent or a Subsidiary Guarantor that is also a Significant Subsidiary; or (ix) the Parent Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with its terms) or Parent or a Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or a Subsidiary Guaranty, as the case may be. If an Event of Default (other than an event of default as described in clause (viii) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or as described in clause (viii) herein, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

18.   Trustee Dealings with the Company

            The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

19.   No Recourse Against Others

            A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

20.   Authentication

            This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

21.   Abbreviations and Definitions

            Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.   Indenture to Control; Governing Law

            In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

            The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Fairchild Semiconductor Corporation, 82 Running Hill Road, South Portland, Maine 04106,
Attention:  General Counsel.

                                 ASSIGNMENT FORM

            To assign this Security, fill in the form below:

            I or we assign and transfer this Security to

______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint

______________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.


                                         Your Signature:


Date:  ______________                    ______________________________________
                                          (Sign exactly as your name appears on
                                            the other side of this Security)

*Signature guaranteed by:


By:____________________







* Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                CONVERSION NOTICE

            To convert this Security into Common Stock of Fairchild Semiconductor International, Inc.,

                            check the box: [ ]

            To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

            If you want the stock certificate made out in another person's name, fill in the form below:

______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
            (Print or type assignee's name, address and zip code)


                                         Your Signature:


Date:  ______________                    ______________________________________
                                          (Sign exactly as your name appears on
                                            the other side of this Security)

*Signature guaranteed by:


By:____________________







* Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL

To:  Fairchild Semiconductor Corporation

            The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Fairchild Semiconductor Corporation (the "COMPANY") as to the occurrence of a Change in Control with respect to Fairchild International, Inc., and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.



Date:  ______________                    ______________________________________
                                         Signature(s)

                                         Signature(s) must be guaranteed by a
                                         qualified guarantor institution with
                                         membership in an approved signature
                                         guarantee program pursuant to Rule
                                         17Ad-15 under the Securities Exchange
                                         Act of 1934.


                                         ______________________________________
                                         Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

___________________________________












NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES (4)

            The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:


 Principal Amount of this
 Global Security Following                                      Amount of Decrease in       Amount of Increase in
    Such Decrease Date           Authorized Signatory of       Principal Amount of this   Principal Amount of this
 of Exchange (or Increase)        Securities Custodian             Global Security            Global Security
-------------------------------------------------------------------------------------------------------------------





------------

(4)   This schedule should be included only if the Security is a Global
      Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                OF TRANSFER OF TRANSFER RESTRICTED SECURITIES (5)

Re: 5% Convertible Senior Subordinated Securities Due November 1, 2008 (the "SECURITIES") of Fairchild Semiconductor Corporation

            This certificate relates to $______________ principal amount of Securities owned in (check applicable box)

            [ ] book-entry or   [ ] definitive form by ___________ (the
"TRANSFEROR").

            The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section
2.07 of the Indenture dated as of October 31, 2001, between Fairchild Semiconductor Corporation, Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation of California, QT Optoelectronics, Inc., QT Optoelectronics, KOTA Microcircuits, Inc. and The Bank of New York (the "INDENTURE" ), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

            [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

            [ ]   Such Security is being transferred to the Company.

            [ ] Such Security is being transferred inside the United States to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("RULE 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

            [ ] Such Security is being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.


---------------

(5) This certificate should only be included if this Security is a Transfer Restricted Security.

            [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act.

            [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

            The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).



 Date:  ______________                   ______________________________________
                                         (Insert Name of Transferor)